FUJI FILM
I & I Imaging & Information

                                                                    EXHIBIT 10.1

                         Software Development Agreement
                         ------------------------------
                              Revised Nov 12, 2003
                              --------------------

FUJIFILM Medical Systems USA (Fuji), and Integrated Surgical Systems (ISS) agree to work together on developing an integrated 2D and 3D Orthopedic pre-Surgical planning software which will be integrated in Fuji's Synapse(TM) product. The proposed approach is to base the software development on the existing Orthodoc(TM) technology and derivatives from ISS.

Since the Orthodoc(TM) product is currently based on CT scans (3D planning), it is agreed that Fuji and ISS will work together to add traditional X-ray based 2D and the required additional 3D planning features. At the end of this development both 2D and 3D Orthopedic planning features shall be available in Synapse.

The essential software development process proposed is as follows:

     o ISS shall reuse its core software libraries currently developed for Linux operating system and validate the functionality on windows platform.

     o ISS and Fuji shall work together to develop software directly for Fuji's Synapse product. This software shall provide the application level layer and will run directly in the Synapse environment. The software shall use the functionality from the core software libraries.

Since current Orthodoc technology supports driving the Robodoc(TM) system, it is agreed that all capability to control or drive the Robodoc system shall not be available in the integrated product as part of this agreement. Ability to integrate the Robodoc, if desired, shall be considered a separate project.

To accomplish this task, the following approach is proposed:

     1. Clarify customer requirements for traditional 2D X-ray based planning features as well as requirements for additional 3D planning and develop requirements for the software. Included in this task is the following:

               a.   Fuji to identify customers who will be interviewed

               b. ISS will supply two Orthodoc systems to help demonstrate the current features as well as receive comments from the customers.

               c.   ISS and Fuji will dedicate resources to accomplish this task

               d. This activity may involve travel to Fuji's customers as well as to agreed upon tradeshows (such as RSNA and AAOS) where a larger group of Fuji's customers may be interviewed

               e. Costs associated with trade show support shall be considered separately.

               f. This activity is contingent upon receiving initial positive comments from Fuji customers traveling to Sacramento and meeting with Dr. Bargar.

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     2.   Develop a technical architecture and plan (Interface Control Document)

               a. Fuji and ISS engineering will work together to develop an architecture and a development plan for the total product which not only includes the software features for surgical planning but also an integration strategy with Fuji's Synapse product. b. This activity is contingent upon receiving positive comments from Fuji customers.

     3.   Develop alpha prototype using agreed upon development process

               a.   Initial software design and testing

               b.   Initial integration with Synapse

               c.   Review software with key customers

               d.   Determine finalization plan

     4.   Complete beta development

               a.   Beta release for final customer review and final testing

               b.   Data collection for submission

     5.   USA Regulatory Submission

               a. Parallel to development, determine USA regulatory submission requirements

               b.   If submission is required then proceed with submission

     6.   International Regulatory submission

               a.   Parallel to develop, determine international requirements

               b.   Prepare submission

               c.   Submission to each country is to be determined separately

     7.   Complete Product development

               a. Final release of system based on beta prototype for clinical use

               b.   Final product with documentation

     8.   Localization

               a. Fuji's Synapse product is a global product sold in international markets. The software architecture shall allow for language translation of the user interfaces such as menus, dialog boxes etc. Initial releases shall be in the following languages:

                    i.   English
                    ii.  Japanese
                    iii. French
                    iv.  Italian
                    v.   German
                    vi.  Chinese

               b. ISS and Fuji shall agree upon the proper technical approach for localization (local language requirements) of the jointly developed software

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               c.   ISS and Fuji shall agree upon the proper process to localize
                    ISS developed software if a version for the requested language does not exist.

               d. Local implant manufacturer support shall be considered in the overall design.

                    i. ISS may negotiate separately to develop implant support for manufacturers not currently supported

                    ii. Fuji may request (as a separate project) that ISS develop implants for a specific manufacturer. Costs to be negotiated separately.

     9.   Software maintenance and updates

               a. Develop a process to allow Fuji to request changes to the software based on customer feedback b. Develop a process where ISS continues to release new capabilities c. Cost of maintenance and updates to be discussed at a later time. Fuji and ISS agree to work in good faith to keep maintaining the products to state of the art features and technology.

     10.  Licensing fees

               a. Licensing fees shall include all the features of the software. No segregation of 2D and 3D is being considered.

               b. Fuji and ISS shall work in good faith to determine appropriate licensing fees paid to ISS for the core libraries.

     11.  Cost structure

               a. ISS and Fuji shall develop a mutually acceptable cost structure and cost schedule for this project

               b. Runtime licensing and maintenance costs shall also be agreed upon.

               c. Execution of this agreement is dependent upon acceptable development costs as stated in Appendix A.

     12.  Exclusivity

               a. ISS agrees to offer the 2D and 3D integrated software developed for Synapse in conjunction with Fuji exclusively to Fuji to Market to Fuji's existing and future customers.

               b. ISS has the right to continue to offer its Orthodoc product to any customer.

               c. ISS shall not engage in a similar development with a competitor of Fuji during the development period.

               d. ISS shall not offer the windows port of core technology to a Fuji competitor for a minimum of 18 months.

               e.   Exclusivity begins from the date of this agreement

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     13.  Cancellation

               a. Fuji reserves the right to cancel this agreement with a 30 day written notice at any time during the development.

               b. ISS reserves the right to cancel this agreement with a 30 day written notice at any time during the development.

               c. If either side cancels the agreement, the items stated in Intellectual Property shall still apply.

               d. If Fuji chooses to cancel the agreement, Fuji shall reimburse ISS for the work that is completed and not any work that is not completed

               e. If ISS chooses to cancel the agreement, Fuji shall not reimburse ISS for any completed and uncompleted work as Fuji will also incur a loss of time and resources spent.

     14.  Disclosure and confidentiality

               a. ISS agrees to disclose to Fuji if it is engaged in any relationship with Fuji's competitors during this agreement period.

               b. Fuji agrees to disclose to ISS if it is engaged in any relationship with ISS's competitors during this agreement period.

               c. If ISS engages in a relationship with Fuji's competitors, Fuji may decide to exercise its right to cancel this agreement

               d. If Fuji engages in a relationship with ISS's competitors, ISS may decide to exercise its right to cancel this agreement.

               e. This agreement and its contents shall be considered confidential by ISS and Fuji and not be disclosed to any other third party without consent from Fuji and ISS.

               f. In addition to this agreement, Fuji and ISS agree to sign a Non-Disclosure Agreement. Upon signing the non disclosure agreement shall be automatically extended to Fuji and ISS personnel who will be exposed to the confidential information.

     15.  Intellectual Property

               a. Any knowledge gained by ISS about Fuji's Synapse system shall be considered confidential and proprietary information. ISS shall not disclose such information to any organization except a direct healthcare organization without Fuji's permission.

               b. Conversely, any knowledge gained by Fuji about ISS's Orthodoc product shall be considered proprietary and shall be shared only with Fuji's customers

               c. Any current ISS software that is ported shall be the intellectual property of ISS.

               d. Software developed specifically for the Synapse application shall be the property of Fuji and ISS agrees to not disclose the details of the software to anyone without Fuji's permission.

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               e.   Any algorithms or high-level design performed jointly by ISS and Fuji shall be the intellectual property of both Fuji and ISS.

               f. Any algorithms or high-level design performed by ISS shall be the intellectual property of ISS

               g. Any algorithms or high-level design performed by Fuji shall be the intellectual property of Fuji.

     16.  Third party agreements

               a. If Fuji has prior agreements of confidentiality with suppliers of technology to Fuji, those agreements shall be agreed to by ISS. Fuji may require ISS to sign confidentiality agreements on behalf of the suppliers.

               b. If ISS has prior agreements of confidentiality with suppliers of technology (e.g with implant manufacturers) of confidentiality, those agreements shall be agreed to by Fuji. ISS may require Fuji to sign confidentiality agreements on behalf of the suppliers.

     17.  Escrow

               a. ISS agrees to allow Fuji to place the windows port of ISS software into Escrow if for whatever reason ISS decides to exit the business, or no longer supports the software, or another company purchases ISS and that company decides not to support this software.

     18.  Agreement period

               a.   The period of this agreement is currently stated in Appendix
                    A. It is to be considered as an estimate.

               b. Changes to the agreement shall be agreed to by Fuji and ISS whenever estimated schedules are delayed.

     19.  Payment terms

               a. Work mentioned in the agreement shall begin after the first payment is received by ISS.

               b. Standard payment terms are net 30 days after receipt of invoice.



Agreed by,


By:  /s/  Clay Larsen         11/17/03      By:  /s/  Ramesh Trivedi    11/17/03
   ------------------------   --------         -----------------------  --------
          Clay Larsen          Date                   Ramesh Trivedi      Date
          Vice President of                           CEO
          Marketing and                               Integrated Surgical
          Development                                 Systems
          FUJIFILM Medical
          Systems USA

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                                   APPENDIX A

Payment process:

Project costs are categorized as follows:

     o Verification of Linux libraries on Windows platform. Costs include software engineering and testing resources

     o Joint development of application functionality. Costs include software engineering and testing resources.

     o    Costs incurred for Market specification development

     o    Assistance to Fuji for any regulatory documentation

The payments are made before the next activity starts provided that previous activity has been completed to Fuji's satisfaction. ISS shall invoice against a Fuji purchase order for each item in the purchase order as listed below.


-------------- ----------------- -------------------------------------------------- ---------------------------------
Payment        Amount            Activity                                           Estimated  Duration
-------------- ----------------- -------------------------------------------------- ---------------------------------
1              $200K             Get started with windows verification of           1 Month from start for market
                                 libraries and market specification                 spec.
                                                                                    2 months from start for
                                 Complete market specification, develop a           technical architecture
                                 technical architecture,
-------------- ----------------- -------------------------------------------------- ---------------------------------
2              $200K             complete library verification effort and           4 months from start for
                                 prototype                                          verification
                                                                                    5 months from start for
                                                                                    prototype
-------------- ----------------- -------------------------------------------------- ---------------------------------
3              $240K             Complete beta software                             9 months from start
-------------- ----------------- -------------------------------------------------- ---------------------------------
4              $150K             Deliver commercial software, necessary             13 months from start
                                 regulatory documentation
-------------- ----------------- -------------------------------------------------- ---------------------------------
-------------- ----------------- -------------------------------------------------- ---------------------------------
Total          $790K
-------------- ----------------- -------------------------------------------------- ---------------------------------

ISS prefers a wire transfer form of payment method.

Bank of America
555 Capitol Mall
Sacramento, CA 95814
Swift Code: BofAUS6S
ABA Routing Number: 121000358
Account Number: 14990-08126

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